PROACT SERVICES CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT December 31, 2017 and 2016

PROACT SERVICES CORPORATION AND SUBSIDIARIES CONTENTS Page Independent Auditors' Report 1-2 Consolidated Balance Sheets 3 Consolidated Statements of Income 4 Consolidated Statements of Stockholders’ Equity 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7-15

Independent Auditors' Report Board of Directors ProAct Services Corporation We have audited the accompanying consolidated financial statements of ProAct Services Corporation and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. 1

Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProAct Services Corporation and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Indianapolis, Indiana February 19, 2018 2

PROACT SERVICES CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS December 31, 2017 and 2016 ASSETS 2017 2016 CURRENT ASSETS Cash $ 343,373 $ 682,930 Accounts receivable, net of allowance for doubtful accounts ($280,422 in 2017 and $400,085 in 2016) 16,407,221 5,874,728 Inventories 1,806,620 1,382,312 Income tax receivable 256,913 Prepaids and other current assets 547,826 498,628 Total Current Assets 19,361,953 8,438,598 OTHER ASSETS Property and equipment, net 19,982,039 18,661,377 Goodwill 14,246,553 13,409,303 Amortizable intangible assets, net 2,756,072 3,023,077 Indefinite lived intangible asset 829,000 829,000 Deposits 22,666 Total Other Assets 37,813,664 35,945,423 TOTAL ASSETS $ 57,175,617 $ 44,384,021 LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES Accounts payable $ 4,253,009 $ 1,578,584 Accrued payroll and related taxes 2,132,126 1,378,239 Accrued liabilities and other 1,459,127 1,498,245 Line of credit borrowings 10,100,079 Current portion of notes and capital lease obligations payable, net 1,896,380 3,651,816 Total Current Liabilities 9,740,642 18,206,963 LONG-TERM LIABILITIES Line of credit borrowings 11,711,008 Subordinated related party debt 1,750,000 1,750,000 Contingent note payable to seller 1,953,761 2,482,253 Notes and capital lease obligations payable, less current portion 8,513,730 1,235,439 Deferred tax liability 2,591,198 2,097,939 Total Long-term Liabilities 26,519,697 7,565,631 Total Liabilities 36,260,339 25,772,594 STOCKHOLDERS' EQUITY Common stock; no par value, 30,000,000 shares authorized and 18,552,789 shares issued and outstanding 18,552,789 18,783,000 Retained earnings (accumulated deficit) 2,362,489 (171,573) Total Stockholders' Equity 20,915,278 18,611,427 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 57,175,617 $ 44,384,021 See accompanying notes. 3

PROACT SERVICES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME Years Ended December 31, 2017 and December 31, 2016 2017 2016 NET REVENUES $ 46,742,487 $ 38,003,381 COST OF REVENUES 23,438,894 22,970,710 Gross Profit 23,303,593 15,032,671 GENERAL AND ADMINISTRATIVE EXPENSES 18,592,998 11,817,816 Net Operating Income 4,710,595 3,214,855 OTHER INCOME (EXPENSE) Interest expense (1,386,424) (1,146,638) Amortization expense (392,005) (357,961) Management and board fees (418,273) (421,723) Gain (loss) on sales of property and equipment 54,884 (111,258) Other 528,492 2,908 Total Other Income (Expense) (1,613,326) (2,034,672) Net Income before Income Tax Expense 3,097,269 1,180,183 INCOME TAX EXPENSE (493,259) (461,519) NET INCOME $ 2,604,010 $ 718,664 See accompanying notes. 4

PROACT SERVICES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY Years Ended December 31, 2017 and December 31, 2016 Total Common Retained Stockholders' Stock Earnings Equity BALANCE AT DECEMBER 31, 2015 $ 18,783,000 $ (890,237) $ 17,892,763 Net income 718,664 718,664 BALANCE AT DECEMBER 31, 2016 18,783,000 (171,573) 18,611,427 Retirement of common stock (230,211) (69,948) (300,159) Net income 2,604,010 2,604,010 BALANCE AT DECEMBER 31, 2017 $ 18,552,789 $ 2,362,489 $ 20,915,278 See accompanying notes. 5

PROACT SERVICES CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, 2017 and December 31, 2016 2017 2016 OPERATING ACTIVITIES Net income $ 2,604,010 $ 718,664 Adjustments to reconcile net income to net cash provided (used) by operating activities: Depreciation of property and equipment 4,155,528 2,994,597 (Gain) loss on sales of property and equipment (54,883) 111,258 Amortization of customer lists 352,009 329,630 Amortization of right of first refusal 39,996 28,331 Debt issuance costs recognized as interest expense 168,623 154,638 Deferred income tax expense 493,259 350,000 Reduction of contingent note payable recognized as other income (528,492) (Increase) decrease in certain current assets: Accounts receivable (10,504,004) 3,228,246 Due from related party 54,800 Inventories (424,308) 23,930 Income tax receivable (256,913) Prepaids and other current assets (49,198) 554,177 Increase (decrease) in certain current liabilities: Accounts payable 2,610,183 6,202 Accrued payroll and related taxes 753,887 (170,067) Accrued liabilities and other (39,118) 420,806 Net Cash Provided (Used) by Operating Activities (679,421) 8,805,212 INVESTING ACTIVITIES Business acquisitions (1,273,981) (2,694,770) Decrease in goodwill 2,650 Proceeds from sales of property and equipment 9,000 75,838 Purchases of property and equipment (5,060,157) (5,265,122) Net Cash Used by Investing Activities (6,325,138) (7,881,404) FINANCING ACTIVITIES Debt issuance costs (99,348) Retirement of common stock (300,159) Proceeds from bank line of credit borrowings 26,936,035 1,253,480 Borrowings on long-term debt 7,086,883 Payments on bank line of credit (25,325,106) Principal payments on contingent note payable (228,740) Principal payments on long-term debt (1,633,303) (1,800,367) Net Cash Provided (Used) by Financing Activities 6,665,002 (775,627) NET INCREASE (DECREASE) IN CASH (339,557) 148,181 CASH Beginning of Year 682,930 534,749 End of Year $ 343,373 $ 682,930 SUPPLEMENTAL DISCLOSURES Cash paid for income taxes $ 256,913 $ 32,545 Cash paid for interest 1,060,077 970,570 Noncash investing and financing activities: Property and equipment acquired through long-term debt 134,980 1,205,619 Noncash consideration received for sale of capital leases 61,040 See accompanying notes. 6

PROACT SERVICES CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2017 and 2016 NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Consolidated Financial Statements: The accompanying consolidated financial statements include the balances and transactions of ProAct Services Corporation (ProAct) and its wholly-owned subsidiaries, Carbonair Environmental Systems, Inc. (CarbonAir) and FSI Field Specialties, Inc. (FSI) (collectively, the Company). CarbonAir was acquired by ProAct on December 22, 2015 and FSI was formed in 2016. All material intra-entity balances and transactions have been eliminated from the consolidated financial statements. Organization: ProAct is headquartered in Ludington, Michigan with additional locations in Houston, Texas, Salem, Virginia, Edgewater, Florida, and Bordentown, New Jersey. ProAct provides environmental air and water treatment services, customized to meet specific environmental needs. ProAct also leases, manufactures, installs and services environmental treatment equipment. CarbonAir is headquartered in Roseville, Minnesota with additional locations in Jacksonville, Florida, San Marcos, Texas, and Salem, Virginia. CarbonAir constructs, rents, and provides services for equipment and granular activated carbon and other filter media for water and air treatment. CarbonAir provides services and sells and rents equipment throughout the United States. FSI is headquartered in Carson, California. FSI provides pipeline and storage tank degassing services for customers operating in the oil and gas industry. Estimates: The Company’s management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from those estimates. Revenue Recognition: ProAct recognizes revenues from services when the services are rendered and collectability is reasonably assured. Rates for services are typically per day, per man-hour, or a similar basis. ProAct, CarbonAir, and FSI recognize revenue for equipment sales at the time of the sale or shipment to the customer. CarbonAir leases equipment to customers on operating leases. These leases are generally for one week to six month periods, with the average of approximately 30 days. Revenues from these leases are recognized ratably over the term of the lease. Direct costs related to this income include the cost of mobilization, maintenance, depreciation and other costs and supplies. Cash: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. 7

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Receivables and Credit Policies: Accounts receivable represent uncollateralized customer obligations due under normal trade terms requiring payment within 30 to 120 days from the invoice date. No interest is applied to past due accounts. Accounts receivable are stated at the amount billed to the customer. Unbilled accounts receivable are stated at the amount equal to the revenue earned prior to the generation of an invoice and are included on the balance sheet as accounts receivable. Management individually reviews all accounts receivable balances that exceed 60 days from the due date and, based on an assessment of the current creditworthiness, estimates the portion, if any, of the balances that will not be collected. Surety Bonds: The Company, as a condition for entering into certain contracts, had outstanding surety bonds of approximately $8,738,000 at December 31, 2017. Inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or net realizable value. Property and Equipment are recorded at cost and are depreciated using the straight-line method over the following estimated useful lives: Treatment and rental equipment 3-10 years Shop equipment 10 years Leasehold improvements 20-40 years Vehicles 5-6 years Office furniture and equipment 5-15 years Amortization of assets held under capital lease obligations is included in depreciation expense. Amortizable Intangible Assets consist of acquired customer lists and right of first refusal. Customer lists are being amortized using the straight-line method over a 10 year period, and the right of first refusal is being amortized using the straight-line method over a 5 year period. Long-lived Assets, including the Company’s property and equipment and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds its fair market value. To date, no adjustments to the carrying value of the Company's long-lived assets have been required. Debt Issuance Costs of $600,905 and $501,557 at December 31, 2017 and 2016, respectively, are being amortized on the effective interest rate method over the term of the related debt and are presented as a reduction of the carrying amount of the related debt. Amortization of the debt issuance costs is reported as interest expense in the consolidated statements of income. Accumulated amortization totaled $482,338 and $313,715 at December 31, 2017 and 2016, respectively. Related interest expense was $168,623 in 2017 and $154,638 in 2016. Goodwill represents the excess of the acquisition cost over the fair value of the net assets acquired in the business combinations. The Company assesses qualitative factors to determine if it is more likely than not that the fair value of the reporting unit related to the goodwill is less than the carrying amount. Since the Company’s assessment determined that it was not more likely than not that the fair value was less than the carrying amount at December 31, 2017 and 2016, a two-step goodwill impairment test was not required to be performed. As such, the Company did not have, and was not required to record, a goodwill impairment loss during the years ended December 31, 2017 and 2016. See Note 5. 8

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Indefinite Lived Intangible Asset represents a brand name that has been determined to have an indefinite life. The Company evaluates a number of factors to determine whether an indefinite life is appropriate, including the competitive environment, market share, brand history, product life cycles, operating plans and the macroeconomic environment in which brands are sold. The Company assesses qualitative factors to determine if it is more likely than not that the fair value of the brand name is less than its carrying amount. Since the Company’s assessment determined it was not more likely than not that the fair value was less than the carrying amount at December 31, 2017 and 2016, a quantitative impairment test was not required to be performed. Contingent Note Payable to Sellers represents the estimated value of the federal income tax deductions related to the Transaction Bonuses paid by the previous owners (sellers) of ProAct. In accordance with the Transaction, any tax savings the Company realizes as a result of the Transaction Bonuses will be remitted to the sellers. Advertising Costs are expensed as incurred and were insignificant for the years ended December 31, 2017 and 2016. Sales Tax collected from customers and remitted to government agencies are not included in revenues or costs and expenses. Income Taxes include federal and state income taxes currently payable and deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense or benefit represents the change during the period in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company files a U.S. federal income tax return and various state tax returns. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2014. Reclassifications: Certain amounts in the 2016 consolidated financial statements have been reclassified to conform to the presentation of the 2017 consolidated financial statements. Subsequent Events: The Company has evaluated the consolidated financial statements for subsequent events occurring through February 19, 2018, the date the consolidated financial statements were available to be issued. See Note 6. NOTE 2 - INVENTORIES Inventories consisted of the following at December 31, 2017 and 2016: 2017 2016 Raw materials $1,536,765 $1,271,545 Work in progress 269,855 110,767 Total Inventories $1,806,620 $1,382,312 9

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2017 and 2016:

	2017	2016
Land	$ 100,735	
Machinery and equipment	23,590,788	$18,409,602
Leasehold improvements	1,048,571	800,758
Vehicles	2,845,924	2,759,122
Office furniture and equipment	787,393	569,959
	28,373,411	22,539,441
Less: Accumulated depreciation	9,823,102	5,723,372
	18,550,309	16,816,069
Construction in progress	1,431,730	1,845,308
Total Property and Equipment, Net	$19,982,039	$18,661,377

NOTE 4 - AMORTIZABLE INTANGIBLE ASSETS

Amortizable intangible assets consisted of the following at December 31, 2017 and 2016:

	2017		2016	
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Customer lists	$3,530,509	$906,110	$3,405,509	$554,101
Right of first refusal	200,000	68,327	200,000	28,331
Total	$3,730,509	$974,437	$3,605,509	$582,432

Estimated amortization expense for each of the next five years is as follows: $393,047 in each of the years 2018 to 2020, $364,736 in 2021, and $353,051 in 2022.

NOTE 5 - GOODWILL

The following is a summary of the changes in goodwill during the years ended December 31, 2017 and 2016.

	2017	2016
Balance at beginning of year or period	$13,409,303	$12,251,953
Acquisition of Field Specialties, Inc.		1,160,000
Decrease in CarbonAir transaction		(2,650)
Acquisition of GES	731,000	
Acquisition of ThermTech	106,250	
Goodwill	$14,246,553	$13,409,303

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NOTE 6 - DEBT AND CREDIT ARRANGEMENTS

The Company had previously entered into a credit facility that provides for a revolving line of credit and term loan with total aggregate maximum borrowings of up to $20,000,000. Effective May 19, 2017, the Company amended the credit facility and term loan to allow for total aggregate borrowings of up to $25,000,000.

Borrowings on the revolving loan are limited to 80% of eligible accounts receivable, as defined, plus 85% of the appraised net orderly liquidation value of eligible equipment, plus 80% of the eligible cost of new equipment, minus certain reserves established by the Bank. The revolving loan maturity date is May 19, 2020. The lender has the option to accelerate payment on the line of credit. At December 31, 2017 and 2016, $11,711,008 and $10,100,079, respectively, was borrowed and outstanding. Interest on line of credit borrowings is computed at LIBOR, as defined, plus 4.00% (5.56% at December 31, 2017). Effective January 18, 2018, the revolving line of credit was amended to provide for borrowings up to a maximum aggregate amount of $19,000,000.

The credit facility includes a term note payable to the Bank. Effective May 19, 2017, the term loan was amended to increase the principal amount to $10,000,000. Use of the proceeds of the term loan were used by the Company for a payment on the line of credit of $6,800,000. At December 31, 2017 and 2016, the total principal balance outstanding was $9,166,880 and $3,395,340, respectively. The term note requires monthly interest payments with interest computed at LIBOR, as defined, plus 5.00% (6.56% at December 31, 2017). The term note also requires monthly principal payments of $119,048 beginning in May 2017, through maturity in May 2020, at which time all remaining principal is due in full. The term note balance on the consolidated balance sheets has been reduced by unamortized debt issuance costs of $118,567 and $187,842 at December 31, 2017 and 2016, respectively. The credit facility requires compliance with certain financial and nonfinancial covenants and is secured by substantially all of the assets of the Company.

The Company has a subordinated debt balance due to a stockholder of the Company of $1,750,000 at December 31, 2017 and 2016. This balance is subordinated to the senior credit facility and accrues interest at 8% per annum. The note is due in full on the earlier of six months after the later of the revolving loan expiration and the term loan maturity of the senior debt described above and the date on which the senior debt has been paid in full and commitments to lend have terminated.

The Company has vehicle capital lease obligations payable in monthly installments aggregating $43,689, including interest imputed at 6% through December 2022. At December 31, 2017 and 2016, $1,361,767 and $1,679,757, respectively, was borrowed and outstanding related to capital lease obligations. The capital lease obligations are secured by the related vehicles which have a cost of $2,252,681 and accumulated depreciation of $1,331,056 at December 31, 2017 and a cost of $2,175,799 and accumulated depreciation of $510,368 at December 31, 2016.

At December 31, 2017, the future minimum capital lease payments and aggregate maturities for the above long-term debt (including revolving line of credit borrowings) were as follows:

Payable In	Capital Lease Payments	Debt Principal
2018	$ 516,064	$1,428,576
2019	437,451	1,428,576
2020	342,412	19,770,523
2021	145,210	
2022	18,257	
Total Required Lease Payments	1,459,394	
Less: Amount Representing Interest	97,627	
Net Capital Lease Obligations	$1,361,767	

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NOTE 7 - INCOME TAXES Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary temporary differences that give rise to the deferred tax assets and liabilities are as follows: depreciation, amortizable intangible assets and net operating loss carryforwards. On December 22, 2017, the 2017 Tax Cuts and Jobs Act was enacted. With the signed tax reform impacting primarily 2018 and future periods, the Federal C corporation tax rate was set at a flat 21% as compared to a tiered system with a top rate of 35% in 2017 and prior periods. As a result of the change in enacted rates, deferred tax liability as of December 31, 2017, was decreased by $639,000. At December 31, 2017 and 2016, the components of the net deferred tax liability consisted of the following: 2017 2016 Net Deferred Tax Asset (Liability): Amortizable intangible assets $ (978,029) $(1,392,127) Net operating loss carryforwards 2,405,959 4,280,205 Depreciation (4,173,578) (5,053,976) Other 154,450 67,959 Net Deferred Tax Liability $(2,591,198) $(2,097,939) The components of income tax expense consisted of the following for the years ended December 31, 2017 and 2016: 2017 2016 Current: State $111,519 Total Current 111,519 Deferred: Federal $345,282 262,500 State 147,977 87,500 Total Deferred 493,259 350,000 Income Tax Expense $493,259 $461,519 The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate (21%) were applied to net income before income taxes primarily due to certain permanent differences and the change in the federal statutory rate. At December 31, 2017, the Company had available net operating loss carryforwards of approximately $7.9 million, which may be applied against future taxable income and which start to expire in 2034. Management believes that the Company’s income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserve for uncertain income tax positions has been recorded. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations is to record such items as a component of income taxes. NOTE 8 - RELATED PARTY TRANSACTIONS The Company pays management fees and board of directors’ fees to Hammond, Kennedy, Whitney & Company, Inc. (“HKW”). HKW is affiliated with the majority stockholder of the Company. Management, board fees, and reimbursable expenses totaled $418,273 and $421,723 for the years ended December 31, 2017 and 2016, respectively. 12

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company paid professional fees to HKW and entities associated with HKW as part of the acquisitions (see Note 12). Fees and reimbursable expenses paid to HKW as part of the acquisitions totaled $37,000 and $40,000, respectively, for the years ended December 31, 2017 and 2016. As of December 31, 2017 and 2016, there are no amounts payable to HKW or affiliated entities.

The Company leases office space from related parties. See Note 9.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Commitments: The Company rents office space and vehicles and equipment under long-term noncancellable operating leases, which include various renewal options and escalation clauses. The leases require monthly payments ranging from $413 to $10,676 at December 31, 2017, and have expiration dates ranging from March 2018 through February 2025. Rent expense paid pursuant to all operating leases was $649,995 and $730,188 for the years ended December 31, 2017 and 2016, respectively, which includes rent expense paid to related parties of $339,024 and $338,817, respectively.

At December 31, 2017, the future minimum rental payments required by all long-term noncancellable operating leases are as follows:

Payable In	Related Parties	Other	Total
2018	$342,420	$ 441,098	$ 783,518
2019	288,210	415,311	703,521
2020		364,906	364,906
2021		312,768	312,768
2022		257,464	257,464
Thereafter		462,500	462,500
Total	$630,630	$2,254,047	$2,884,677

Contingencies: In the course of normal operations, the Company is subject to various claims and assessments and is involved in various litigation that management intends to vigorously defend. The range of loss, if any, from these potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of these matters will not have a material adverse impact on the Company's business or financial position.

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) defined contribution retirement plan for the benefit of all of its eligible employees. The Company matches 100% of employee contributions up to 4%. Employer contributions related to this Plan were $318,028 and $228,865 for the years ended December 31, 2017 and 2016, respectively.

The Company has a partially self-funded group health program. The Plan includes $40,000 of special stop-loss insurance per individual with an aggregate limit of $842,222 at December 31, 2017.

The Company establishes reserves for health claims by estimating unpaid losses and loss expenses with respect to claims occurring on or before the consolidated balance sheet date. Such estimates include provisions for reported and incurred-but-not-reported claims. The estimates of unpaid losses are established and continually reviewed by the Company using a variety of statistical and analytical techniques. Reserve estimates reflect past claims experience, currently known factors and trends and estimates of future claims trends. Included in accrued expenses is the Company's estimate of approximately $171,000 incurred-but-not-reported claims at December 31, 2017.

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NOTE 11 - CONCENTRATIONS Two customers accounted for approximately 34% of the Company’s total revenue for the year ended December 31, 2017. One customer accounted for approximately 19% of the Company’s total revenue for the year ended December 31, 2016. Two customers accounted for approximately 52% of the Company’s total accounts receivable at December 31, 2017. One customer accounted for approximately 38% of the Company’s total accounts receivable at December 31, 2016. Purchases from two suppliers accounted for approximately 74% of the Company’s inventory purchases in 2016. NOTE 12 - BUSINESS ACQUISITIONS In accordance with the asset purchase agreement, dated January 30, 2017, FSI acquired 100% of the assets of Groundwater and Environment Services, Inc., a Pennsylvania corporation, for $1,075,000. FSI financed the transaction with borrowings on the Company’s revolving line of credit. The acquisition was recorded as a business combination in accordance with FASB ASC 805, Business Combinations, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The following table summarizes the fair values assigned to the assets acquired and liabilities assumed as of the acquisition date, as determined by management: Property and equipment $ 219,000 Goodwill 731,000 Customer lists 125,000 Net Assets Acquired $1,075,000 In accordance with the asset purchase agreement, dated August 25, 2017, ProAct acquired 100% of the assets of ThermTech, Inc., a Texas corporation, for $198,981. ProAct financed the transaction with borrowings on the Company’s line of credit. The purchase price includes $64,242 payment of accounts payable outstanding as the Company was previously a customer of the acquired entity at the time of the acquisition between ProAct and ThermTech. The acquisition was recorded as a business combination in accordance with FASB ASC 805, Business Combinations, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The following table summarizes the fair values assigned to the assets acquired and liabilities assumed as of the acquisition date, as determined by management: Goodwill $106,250 Accounts receivable 28,489 Paydown of accounts payable 64,242 Net Assets Acquired $198,981 In accordance with the asset purchase agreement (the Agreement), dated April 12, 2016, FSI acquired 100% of the assets of the Long Beach, California division of Field Specialties, Inc., a Texas corporation, for $2,694,770. FSI financed the transaction with borrowings on the Company’s line of credit. The purchase price includes, $200,000 for the right of first refusal to purchase the assets of Field Specialties, Inc.’s Texas division through April 12, 2021, a $300,000 down payment on new equipment, and an assumed tax liability of $2,609. The acquisition was recorded as a business combination in accordance with FASB ASC 805, Business Combinations, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. 14

NOTE 12 - BUSINESS ACQUISITIONS (CONTINUED) The following table summarizes the fair values assigned to the assets acquired and liabilities assumed as of the acquisition date, as determined by management: Prepaids and other current assets $ 697,379 Property and equipment 400,000 Goodwill 1,160,000 Right of first refusal 200,000 Customer lists 240,000 Deferred tax liability (2,609) Net Assets Acquired $2,694,770 15